Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-151032) of Triple-S Management Corporation of our report dated March 17, 2015 relating to the financial statements and financial statement schedules which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Juan, Puerto Rico
March 9, 2017